Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-38702 of Quanex Corporation on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K/A of the Quanex Corporation Employee Savings Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 2007